UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2009

NBTY, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York		11779
(Address of Principal Executive Offices)		(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 23, 2009, the Compensation Committee of the Board of Directors of NBTY, Inc. (the “Committee”) determined that each of  Mr. James Flaherty, Mr. Hans Lindgren and Mr. Glenn Schneider shall receive the bonus set forth next to his name in the following table for the fiscal year ended September 30, 2008.   Each of such officer’s total compensation for the 2008 fiscal year, recalculated to take into account this bonus determination but otherwise using the information presented in NBTY, Inc.’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 14, 2009 is reflected below.

Executive Officer		2008 Bonus	2008 Total Compensation

1.	Mr. James Flaherty	$120,000	$496,612
	Senior Vice President –
	Marketing and Advertising

2.	Mr. Hans Lindgren	$160,000	$601,138
	Senior Vice President –
	Operations and Corporate Secretary

3.	Mr. Glenn Schneider	$200,000	$529,596
	Senior Vice President -
	Assistant to CEO

Also on June 23, 2009, the Committee approved the grant of options to purchase 30,000 shares of common stock to each of Mr. Flaherty and Mr. Lindgren and the grant of options to purchase 40,000 shares of common stock to Mr. Schneider.  Each option has an exercise price of $25.62 per share, the closing market price of the common stock on June 23, 2009.  The options have a four year vesting schedule. Each option vests in three equal installments, beginning on the second anniversary of the date of grant.  The options expire on June 23, 2019.

Bonus determinations and stock option grants for Mr. Scott Rudolph, Chairman and Chief Executive Officer, and for Mr. Harvey Kamil, President and Chief Financial Officer, were made previously and reported in the Current Report on Form 8-K filed by NBTY, Inc. on April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2009
NBTY, INC.

	By:	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer